UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 2, 2008
ViaSat, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-21767	33-0174996

(State or Other Jurisdiction of	(Commission File No.)	(I.R.S. Employer
Incorporation)		Identification No.)
6155 El Camino Real
Carlsbad, California 92009
(Address of Principal Executive Offices, Including Zip Code)

(760) 476-2200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 10.4

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
At the annual meeting of stockholders of ViaSat, Inc. held on October 2, 2008, ViaSat’s stockholders approved an amendment to the 1996 Equity Participation Plan of ViaSat, Inc. (as amended and restated effective October 2, 2008, the “Equity Plan”), which increased the number of shares of common stock available for issuance under the Equity Plan by 2,000,000 shares, extended the term of the Equity Plan to 2018 and made certain other changes which the Board of Directors of ViaSat believes will more closely align the terms of the Equity Plan with best practices and stockholder interests.
The preceding description of the Equity Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the Equity Plan, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description of Exhibit
10.1	1996 Equity Participation Plan of ViaSat, Inc. (As Amended and Restated Effective October 2, 2008)

10.2	Form of Stock Option Agreement for the 1996 Equity Participation Plan of ViaSat, Inc.

10.3	Form of Restricted Stock Unit Award Agreement for the 1996 Equity Participation Plan of ViaSat, Inc.

10.4	Form of Executive Restricted Stock Unit Award Agreement for the 1996 Equity Participation Plan of ViaSat, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2008	ViaSat, Inc.

	By:	/s/ Keven K. Lippert Keven K. Lippert Vice President, General Counsel and Secretary

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